                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                          Allied Capital Corporation
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Allied Capital Corporation
Notice of Annual Meeting of Stockholders
To the Stockholders:
      The 2005 Annual Meeting of Stockholders of Allied Capital Corporation (the “Company”) will be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC on May 17, 2005, at 10:00 a.m. (Eastern Time) for the following purposes:

1. To elect five directors of the Company who will serve for three years, or until their successors are elected and qualified;

2. To ratify the selection of KPMG LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting.
      You have the right to receive notice and to vote at the meeting if you were a stockholder of record at the close of business on February 25, 2005. Whether or not you expect to be present in person at the Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of Directors,

Suzanne V. Sparrow
Executive Vice President and
Corporate Secretary
Washington, DC
April 6, 2005

This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the Meeting, you still may attend the Meeting and vote your shares in person.

Allied Capital Corporation
1919 Pennsylvania Avenue, NW
Washington, DC 20006
PROXY STATEMENT
General
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the “Company” or “Allied Capital”) for use at the Company’s 2005 Annual Meeting of Stockholders (the “Meeting”) to be held on May 17, 2005, at 10:00 a.m. (Eastern Time) at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC and at any adjournments thereof. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report to Stockholders for the year ended December 31, 2004, are first being sent to stockholders on or about April 6, 2005.
      We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.
      If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Automatic Data Processing, Inc., in writing. Please send your notification to Allied Capital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, and submit a properly executed, later-dated proxy or vote in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank, or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.
      Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.
Annual Meeting Admission
      If you plan to attend the Meeting, an admission ticket will be required for admission to the Meeting. If you are a stockholder of record, your ticket is attached to your proxy card. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a legal proxy or letter from the broker, trustee, bank, or nominee confirming your beneficial ownership of the shares as of the record date, February 25, 2005.

Purpose of Meeting
      At the Meeting, you will be asked to vote on the following proposals:

1. To elect five directors of the Company who will serve for three years, or until their successors are elected and qualified;

2. To ratify the selection of KPMG LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2005; and

3. To transact such other business as may properly come before the Meeting.
Voting Securities
      You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on February 25, 2005 (the “Record Date”). On February 25, 2005, there were 133,404,292 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.
      The Company’s 401(k) Plan owns a total of 196,403 shares, representing less than 1% of the Company’s total outstanding shares. The sub-trustees of the fund holding Company shares within the 401(k) Plan, who are executive officers of the Company, will vote the shares on behalf of the participants pursuant to their instructions.
Quorum Required
      A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes.
      If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
Vote Required
     Election of Nominee Directors. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the five nominees as directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
     Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

     Additional Solicitation. If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
      Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).
Information Regarding This Solicitation
      The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card, and admission tickets. The Company has requested that brokers, nominees, fiduciaries, and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.
      In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone, facsimile transmission, or telegram by directors, officers, or regular employees of the Company (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.
Security Ownership of Management and Certain Beneficial Owners
      The following table sets forth, as of March 21, 2005, each stockholder who owned more than 5% of the Company’s outstanding shares of common stock, each current director, each nominee for director, the Chief Executive Officer, the Company’s executive officers, and the directors and executive officers as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power.
      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

				Dollar Range of
				Equity Securities
	Number of			Beneficially
Name of	Shares Owned		Percentage	Owned by
Beneficial Owner	Beneficially(1)		of Class(2)	Directors(3)

Capital Research and Management Company	7,646,020	(4)	5.7%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071-1447
Interested Directors:
William L. Walton	3,090,004	(5,6,7)	2.3%	over $100,000
Joan M. Sweeney	1,618,904	(5)	1.2%	over $100,000
Robert E. Long	47,111	(8)	*	over $100,000
Independent Directors:
Brooks H. Browne	78,713	(7,8)	*	over $100,000
John D. Firestone	67,426	(7,8)	*	over $100,000
Anthony T. Garcia	93,512	(8)	*	over $100,000
Ann Torre Grant	18,500	(7,8)	*	over $100,000
Lawrence I. Hebert	56,800	(8)	*	over $100,000
John I. Leahy	52,318	(8)	*	over $100,000
Alex J. Pollock	20,617	(7,8,9)	*	over $100,000
Marc F. Racicot	0
Guy T. Steuart II	359,144	(8,10)	*	over $100,000
Laura W. van Roijen	67,079	(7,8)	*	over $100,000
Executive Officers:
Kelly A. Anderson	254,165	(5)	*
Scott S. Binder	708,676	(5,7,11)	*
Douglas L. Cooper	340,461	(5,7)	*
N. John Fontana	76,910	(5)	*
Michael J. Grisius	521,184	(5,7)	*
Jeri J. Harman	75,000	(5)
Robert D. Long	685,846	(5,7,12)	*
Jordan C. Paul	75,000	(5)	*
Timothy H. Pease	54,572	(5)
Penni F. Roll	547,652	(5)	*
Edward H. Ross	367,661	(5)	*
Daniel L. Russell	240,234	(5)	*
John M. Scheurer	1,180,355	(5)	*
John D. Shulman	633,327	(5)	*
Suzanne V. Sparrow	417,353	(5,6)	*
Thomas H. Westbrook	925,430	(5,7)	*
All directors and executive officers as a group(29 in number)	12,389,419	(13)	8.7%

 * Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(2)	Based on a total of 133,509,037 shares of the Company’s common stock issued and outstanding on March 21, 2005, and 9,574,778 shares of the Company’s common stock issuable upon the exercise of stock options exercisable within 60 days held by executive officers and non-officer directors.

(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(4)	Information regarding share ownership was obtained from the Schedule 13G/A that Capital Research and Management Company filed with the SEC on February 7, 2005.

(5)	Share ownership for the following directors and executive officers includes:

		Owned	Options
		Through	Exercisable
		Deferred	Within 60 Days	Allocated
	Owned	Compensation	of March 21,	to 401(k)
	Directly	Plan II	2005	Plan

Interested Directors:
William L. Walton	444,797	112,769	2,336,035	6,922
Joan M. Sweeney	298,966	55,877	1,249,127	14,934
Executive Officers:
Kelly A. Anderson	112,160	4,943	131,781	5,281
Scott S. Binder	77,709	26,204	602,935	1,828
Douglas L. Cooper	16,354	10,839	312,604	664
N. John Fontana	0	1,910	75,000	0
Michael J. Grisius	55,522	18,804	429,562	17,296
Jeri J. Harman	0	0	75,000	0
Robert D. Long	21,000	22,569	639,903	2,374
Jordan C. Paul	0	0	75,000	0
Timothy H. Pease	1,100	971	52,501	0
Penni F. Roll	83,096	16,467	438,127	9,962
Edward H. Ross	8,500	17,769	341,392	0
Daniel L. Russell	1,060	9,979	229,195	0
John M. Scheurer	279,936	42,845	821,781	35,793
John D. Shulman	4,799	17,966	610,562	0
Suzanne V. Sparrow	78,930	5,373	136,647	24,472
Thomas H. Westbrook	171,487	33,817	720,126	0

(6)	Includes 196,403 shares held by the 401(k) Plan, of which Mr. Walton and Ms. Sparrow are sub-trustees of the fund holding the Company’s shares. The sub-trustees disclaim beneficial ownership of such shares.

(7)	Includes certain shares held in IRA or Keogh accounts: Walton — 12,015 shares; Browne — 12,280 shares; Firestone — 3,415 shares; Grant — 3,500 shares; Pollock — 1,000 shares; van Roijen — 6,623 shares; Binder — 273 shares; Cooper — 1,309 shares; Grisius — 1,061 shares; R.D. Long — 17,000 shares; Westbrook — 16,365 shares.

(8)	Beneficial ownership for these non-officer directors includes exercisable options to purchase 35,000 shares, except with respect to Ms. Grant who has exercisable options to purchase 15,000 shares, and Mr. Pollock who has exercisable options to purchase 5,000 shares.

(9)	Includes 2,417 shares held in the Deferred Compensation Plan for Mr. Pollock.

(10)	Includes 276,691 shares held by a corporation for which Mr. Steuart serves as an executive officer.

(11)	Includes 10,000 shares held in a charitable remainder trust.

(12)	Includes 4,000 shares held by a trust for the benefit of Mr. Long’s children.

(13)	Includes a total of 9,574,778 shares underlying stock options exercisable within 60 days of March 21, 2005, which are assumed to be outstanding for the purpose of calculating the group’s percentage ownership, and 196,403 shares held by the 401(k) Plan.
Equity Compensation Plan Information
     The following table sets forth information as of December 31, 2004, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Number of securities remaining
	Number of securities		available for future issuance
	to be issued upon	Weighted-average	under equity compensation plan
	exercise of	exercise price of	(excluding securities reflected in
	outstanding options	outstanding options	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	20,359,963	$23.55	7,925,056
Equity compensation plans not approved by stockholders	—	—	—

Total	20,359,963	$23.55	7,925,056

PROPOSAL 1.
ELECTION OF DIRECTORS
      Pursuant to the Company’s bylaws, the Board of Directors may modify the number of members of the Board provided that the number of directors will not be fewer than three or greater than fifteen, unless otherwise permitted by law. In accordance with the bylaws, in March 2005 the Board of Directors expanded the number of directors from twelve to thirteen and appointed Marc F. Racicot to fill the vacant position. Directors are elected for a staggered term of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.
      The Class I directors, Messrs. Firestone, Garcia, Hebert and Racicot, and Ms. van Roijen, have been nominated for election for a three-year term expiring in 2008. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.
      A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Information about the Directors
      Certain information, as of March 21, 2005, with respect to each of the five nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company or any of its predecessor companies.
      The Board of Directors of each consolidated subsidiary will be composed of all of the Company’s directors. The business address of each nominee and director listed below is 1919 Pennsylvania Avenue, NW, Washington, DC 20006.

Nominees for Class I Directors – Term Expiring 2008
All five Class I directors are independent directors for purposes of the Investment Company Act of 1940.
John D. Firestone
Age 61. Mr. Firestone has been a partner of Secor Group since 1978. Mr. Firestone is a director of Security Storage Company of Washington, DC, and is currently a member of the board of several non-profit organizations. He has served as a director of the Company or one of its predecessors since 1993.
Anthony T. Garcia
Age 48. Mr. Garcia has been a private investor since 2003. Mr. Garcia was Vice President of Finance of Formity Systems, Inc., a developer of software products for business management of data networks, from January 2002 through 2003. Mr. Garcia was a private investor from 2000 to 2001, the General Manager of Breen Capital Group (investor in tax liens) from 1997 to 2000, and a Senior Vice President of Lehman Brothers Inc. from 1985 to 1996. He has served as a director of the Company or one of its predecessors since 1991.
Lawrence I. Hebert
Age 58. Mr. Hebert has been a director and President and Chief Executive Officer of Riggs Bank N.A. (a subsidiary of Riggs National Corporation) since 2001. In 2005, Mr. Hebert was elected Chief Executive Officer of Riggs National Corporation subject to regulatory approval and has served as a director of Riggs National Corporation since 1988. Mr. Hebert also serves as a director of Riggs Investment Advisors and Riggs Bank Europe Limited (both indirect subsidiaries of Riggs National Corporation). Mr. Hebert previously served as Vice Chairman (1983 to 1998), President (1984 to 1998), and Chairman and Chief Executive Officer (1998 to 2001) of Allbritton Communications Company. He has served as director of the Company or one of its predecessors since 1989. Riggs Bank N.A. has a $60 million commitment under the Company’s revolving line of credit.
Marc F. Racicot
Age 56. Mr. Racicot has been an attorney at the law firm of Bracewell & Patterson, LLP since 2001. He is a former Governor (1993 to 2001) and Attorney General (1989 to 1993) of the State of Montana. Mr. Racicot was appointed by President Bush to serve as the Chairman of the Republican National Committee (2002 to 2003) and he served as Chairman of the Bush/Cheney Re-election Committee (2003 to 2004). Mr. Racicot serves on the Board of Directors for Siebel Systems, Burlington Northern Santa Fe Corporation, Massachusetts Mutual Life Insurance Company, Jobs for America’s Graduates, and the Board of Visitors for the University of Montana School of Law. He has served as a director of the Company since March 2005.
Laura W. van Roijen
Age 52. Ms. van Roijen has been a private investor since 1992. Ms. van Roijen was a Vice President at Citicorp from 1982 to 1992. She has served as a director of the Company or one of its predecessors since 1992.

Class II Directors – Term Expiring 2006
All four Class II directors are independent directors for purposes of the Investment Company Act of 1940.
Ann Torre Grant
Age 46. Ms. Grant has been a strategic and financial consultant since 1997. From 1995 to 1997, Ms. Grant served as Executive Vice President, CFO and Treasurer of NHP, Inc., a national real estate services firm. From 1991 to 1995, Ms. Grant was Vice President and Treasurer of US Airways. She serves on the boards and audit committees of Franklin Mutual Series and SLM Corporation (Sallie Mae). She has served as a director of the Company since 2003.
John I. Leahy
Age 74. Mr. Leahy has been the President of Management and Marketing Associates, a management consulting firm, since 1986. Mr. Leahy was the President and Group Executive Officer, Western Hemisphere of Black & Decker Corporation from 1982 to 1985. Mr. Leahy is a director of B & L Sales, Inc. and is Trustee Emeritus of the Sellinger School of Business, Loyola College, Maryland. He has served as a director of the Company or one of its predecessors since 1994.
Alex J. Pollock
Age 62. Mr. Pollock has been a Resident Fellow at the American Enterprise Institute since 2004. He was President and Chief Executive Officer of the Federal Home Loan Bank of Chicago from 1991 to 2004. He serves as a director of the Chicago Mercantile Exchange, Great Lakes Higher Education Corporation and the Great Books Foundation. Mr. Pollock is Past President of the International Union for Housing Finance and the Bankers Club of Chicago. He has served as a director of the Company since 2003.
Guy T. Steuart II
Age 73. Mr. Steuart has been a director and President of Steuart Investment Company, which manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses, since 1960 and has been Chairman of Steuart Investment Company since 2003. Mr. Steuart is Trustee Emeritus of Washington and Lee University. He has served as a director of the Company or one of its predecessors since 1984.

Class III Directors – Term Expiring 2007
Messrs. Walton and Long and Ms. Sweeney are interested persons, as defined in the Investment Company Act of 1940, in the cases of Mr. Walton and Ms. Sweeney, due to their positions as officers of the Company and in the case of Mr. Long, as the father of an executive officer of the Company. Mr. Browne is an independent director.
William L. Walton
Age 55. Mr. Walton has been the Chairman, Chief Executive Officer, and President of the Company since 1997. Mr. Walton’s previous work experience includes serving as a Managing Director of Butler Capital Corporation, a mezzanine buyout firm, the personal investment advisor to William S. Paley, founder of CBS, and a Senior Vice President in Lehman Brothers Kuhn Loeb’s Merger and Acquisition Group. He also founded two education service companies – Language Odyssey and Success Lab. Mr. Walton is a director of Riggs National Corporation. He has served as director of the Company or one of its predecessors since 1986.
Joan M. Sweeney
Age 45. Ms. Sweeney is the Chief Operating Officer of the Company and has been employed by the Company since 1993. Ms. Sweeney oversees the Company’s daily operations. Prior to joining the Company, Ms. Sweeney was employed by Ernst & Young, Coopers & Lybrand, and the Division of Enforcement of the Securities and Exchange Commission. She has served as a director of the Company since 2004.
Brooks H. Browne
Age 55. Mr. Browne has been a private investor since 2002. Mr. Browne was the President of Environmental Enterprises Assistance Fund from 1993 to 2002, and is currently a member of the board of two non-profit organizations. He has served as a director of the Company or one of its predecessors since 1990.
Robert E. Long
Age 73. Mr. Long has been the Chief Executive Officer and a director of GLB Group, Inc. (investment management firm) since 1997 and has been the Chairman of Emerald City Radio Partners, LLC since 1997. Mr. Long was the President of Business News Network, Inc. (1995 to 1998), the Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. (1991 to 1995), and a director and the President of Potomac Asset Management, Inc. (1983 to 1991). Mr. Long is a director of AmBase Corporation, CSC Scientific, Inc., and Advanced Solutions International, Inc. He has served as a director of the Company or one of its predecessors since 1972. Mr. Long is the father of Robert D. Long, an executive officer of the Company.
Committees of the Board of Directors
      The Board of Directors of the Company has established an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance/ Nominating Committee. The Audit Committee, Compensation Committee, and Corporate Governance/ Nominating Committee each operate pursuant to a committee charter. The charter of each Committee is available on the Company’s web site at www.alliedcapital.com in the Investor Resources section.

      During 2004, the Board of Directors of the Company held 18 board meetings and 71 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served. Each director makes a diligent effort to attend all Board and committee meetings, as well as the Annual Meeting of Stockholders. Each of the directors was present at the Company’s 2004 Annual Meeting of Stockholders.
      The Company has designated the Chairman of the Corporate Governance/ Nominating Committee as the presiding director to preside at all executive sessions of non-management directors. In his absence, the Chairman of the Audit Committee has been designated to serve in such capacity. Executive sessions of non-management directors are held regularly. Stockholders may communicate with the presiding director by writing to Presiding Director of the Board of Directors, Allied Capital Corporation, c/o Corporate Secretary, 1919 Pennsylvania Avenue, NW, Washington, DC 20006.
     The Executive Committee. The Executive Committee has and may exercise those rights, powers, and authority that the Board of Directors from time to time grants to it, except where action by the Board is required by statute, an order of the Securities and Exchange Commission (the “Commission”), or the Company’s charter or bylaws. The Executive Committee has been delegated authority from the Board to review and approve certain investments. The Executive Committee met 43 times during 2004. The Executive Committee members currently are Messrs. Walton, Firestone, Hebert, Leahy, Long, and Steuart.
     The Audit Committee. The Audit Committee operates pursuant to a charter approved by the Board of Directors. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Directors in fulfilling its responsibilities for overseeing and monitoring the quality and integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the review of the independence, qualifications and performance of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee met 16 times during 2004. The Audit Committee is presently composed of four persons, including Messrs. Browne (Chairman) and Garcia and Mmes. Grant and van Roijen, all of whom are considered independent under the rules promulgated by the New York Stock Exchange. The Company’s Board of Directors has determined that Mr. Browne and Ms. Grant are “audit committee financial experts” as defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934. Mr. Browne and Ms. Grant each meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940.
     The Compensation Committee. The Compensation Committee approves management’s recommendations for the compensation of the Company’s executive officers and reviews the amount of salary and bonus for each of the Company’s other officers and employees. In addition, the Compensation Committee approves stock option grants for the Company’s officers under the Company’s Amended Stock Option Plan, determines the individual performance awards and individual performance bonuses for participants and determines other compensation arrangements for employees. The Compensation Committee met 11 times during 2004. The Compensation Committee members currently are Messrs. Leahy (Chairman), Browne, and Garcia, each of whom is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940.
     The Corporate Governance/ Nominating Committee. The Corporate Governance/ Nominating Committee recommends candidates for election as directors to the Board of Directors and makes recommendations to the Board as to the Company’s corporate governance policies. The Corporate Governance/ Nominating Committee met once during 2004. The Corporate Governance/ Nominating Committee members currently are Messrs. Hebert (Chairman), Browne, and Pollock and Ms. van Roijen, each of whom is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940.
      The Corporate Governance/ Nominating Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with the Company’s bylaws, Corporate Governance Policy, and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable Commission rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of shares of Company common stock owned, if any; and, a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.
      In evaluating director nominees, the Corporate Governance/ Nominating Committee considers the following factors:

•	the appropriate size and composition of the Company’s Board of Directors;

•	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills, and experience of nominees in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations, and listing standards.
      The Corporate Governance/ Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.
      Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance/ Nominating Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The Corporate Governance/ Nominating Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.
      The Corporate Governance/ Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Corporate Governance/ Nominating Committee or the Board decides not to re-nominate a member for re-election, or if the Corporate Governance/ Nominating Committee recommends to expand the size of the Board of Directors, the Corporate Governance/ Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Corporate Governance/ Nominating Committee and Board of Directors provide suggestions as to individuals meeting the criteria of the Corporate Governance/ Nominating Committee. Consultants may also be engaged to assist in identifying qualified individuals.
     Other Committees. During 2004, the Board of Directors formed an ad hoc Markets Committee, which was established to monitor the market activity in the Company’s common stock. The Markets Committee met informally from time to time during the year.
Communication with the Board of Directors
      Stockholders with questions about the Company are encouraged to contact Allied Capital’s Investor Relations department. However, if stockholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to Allied Capital Corporation Board of Directors, c/o Corporate Secretary, 1919 Pennsylvania Avenue, NW, Washington, DC 20006. All stockholder communications received by our Corporate Secretary in this manner will be delivered to one or more members of the Board of Directors.

Code of Business Conduct
      Each executive officer as well as every employee of the Company is subject to the Company’s Code of Business Conduct, a copy of which is available on the Company’s website at www.alliedcapital.com in the Investor Resources section.
Information about Executive Officers
      The following information, as of March 21, 2005, pertains to the Company’s executive officers who are not directors of the Company.
Kelly A. Anderson
Age 51. Ms. Anderson, Executive Vice President and Treasurer, has been employed by the Company since 1987. Ms. Anderson is responsible for the Company’s treasury, cash management and infrastructure operations.
Scott S. Binder
Age 50. Mr. Binder, Chief Valuation Officer, has been employed by the Company since 1997. He has served as Chief Valuation Officer since 2003, and has also worked in the private finance investment group. He served as a consultant to the Company from 1991 until 1997. Prior to joining the Company, Mr. Binder formed and was President of Overland Communications Group. He has also worked in the specialty finance and leasing industries.
Douglas L. Cooper
Age 43. Mr. Cooper, Managing Director, has been employed by the Company in its commercial real estate investment group since 1999. Prior to joining the Company, Mr. Cooper was a Senior Vice President at Criimi Mae, a real estate investment trust.
N. John Fontana
Age 46. Mr. Fontana, Managing Director, works in the Company’s private finance investment group and has been employed by the Company since 2004. Prior to joining the Company, Mr. Fontana was a Principal of Tigris, an operations consulting firm in the consumer products and manufacturing industries from 2002 to 2004. Mr. Fontana was a turnaround manager working for a series of private equity and venture capital firms from 1999 to 2002. He participated in the buyout and served as Chief Operating Officer of Electrolux, LLC from 1998 to 1999. Previously, he served as a Partner with Deloitte & Touche Consulting Group.
Michael J. Grisius
Age 41. Mr. Grisius, Managing Director, works in the Company’s private finance investment group and has been employed by the Company since 1992. Prior to joining the Company, Mr. Grisius worked in corporate finance at Chemical Bank and was employed by KPMG LLP.
Jeri J. Harman
Age 47. Ms. Harman, Managing Director, works in the Company’s private finance investment group and has been employed by the Company since 2004. Prior to joining the Company, Ms. Harman served as a Managing Director and Principal for American Capital Strategies, Ltd. from 2000 until 2004. She worked as a Managing

Director and Head of Private Placements for First Security Van Kasper (1996 to 2000) and a Managing Director of Coopers & Lybrand (1993 to 1996). From 1982 to 1993, Ms. Harman held various senior level positions in the private placement arm of The Prudential Insurance Company of America.
Robert D. Long
Age 48. Mr. Long, Managing Director, joined the Company in its private finance investment group in 2002. Prior to joining the Company, Mr. Long was Managing Director and Head of Investment Banking at C.E. Unterberg from 2001 to 2002, and Managing Director at E*OFFERING/ Wit SoundView from 2000 to 2001. He also held management positions at Bank of America (Montgomery Securities) (1996 to 2000), and Nomura Securities International (1992 to 1996), and prior to that he served as a Managing Director at CS First Boston.
Jordan C. Paul
Age 43. Mr. Paul, Managing Director, joined the Company in its real estate group in 2004. Prior to joining the Company, Mr. Paul was President of Aquila Property Company, a commercial real estate investment advisory firm, from 2000 to 2004. Prior to that, Mr. Paul was President of Llama Capital Mortgage Company (1999) and held positions earlier in his career at Ocwen Financial Corporation (1993 to 1998) and practiced law (1989 to 1993).
Timothy H. Pease
Age 45. Mr. Pease, Senior Vice President and Director of Financial Operations, has been employed by the Company since 2003. Prior to joining the Company, Mr. Pease was the Principal Accounting Officer for Amicus Holdings, Inc. from 2001 to 2002. He has also held senior accounting positions at Broadband Residential, Inc. (2000 to 2001) and Host Marriott Services Corporation (1998 to 2000). Mr. Pease also served as a senior manager at Arthur Andersen LLP. Mr. Pease is responsible for managing the Company’s accounting and loan servicing activities.
Penni F. Roll
Age 39. Ms. Roll, Chief Financial Officer, has been employed by the Company since 1995. Ms. Roll is responsible for the Company’s financial operations. Prior to joining the Company, Ms. Roll was employed by KPMG LLP.
Edward H. Ross
Age 39. Mr. Ross, Managing Director, joined the Company in its private finance investment group in 2002. Prior to joining the Company, Mr. Ross co-founded and served as a Managing Director of Leveraged Capital at Wachovia Securities (previously First Union Securities) from 1998 to 2002, a merchant banking arm for the firm. He also held management positions in First Union’s Leveraged Finance Group (1994 to 1998).
Daniel L. Russell
Age 40. Mr. Russell, Managing Director, joined the Company in 1998, and works in the private finance investment group. Prior to joining the Company, Mr. Russell was employed by KMPG LLP.

John M. Scheurer
Age 52. Mr. Scheurer, Managing Director, leads the commercial real estate group and has been employed by the Company in the commercial real estate investment group since 1991. Prior to joining the Company, Mr. Scheurer worked in the commercial real estate business with his own company, The Scheurer Company, and co-founded Hunter Associates, a leasing and consulting real estate firm in the Washington, DC area. He worked for First American Bank in Washington, DC (1977 to 1984).
John D. Shulman
Age 42. Mr. Shulman, Managing Director, has been employed by the Company in the private finance investment group since 2001. Prior to joining the Company, Mr. Shulman served as the President and CEO of Onyx International, LLC from 1995 to 2001. He currently serves as a director of ChemLink Laboratories LLC and as a member of the investment committees of Taiwan Mezzanine Fund and Greater China Private Equity Fund.
Suzanne V. Sparrow
Age 39. Ms. Sparrow, Executive Vice President, Chief Compliance Officer and Corporate Secretary, has been employed by the Company since 1987. Ms. Sparrow manages the Company’s compliance and corporate governance activities.
Thomas H. Westbrook
Age 41. Mr. Westbrook, Managing Director, has been employed by the Company in the private finance investment group since 1991. Prior to joining the Company, Mr. Westbrook worked with the North Carolina Enterprise Fund and was a lending officer in NationsBank’s corporate lending unit.
Compensation of Directors and Certain Executive Officers
      The following table sets forth compensation that the Company paid during the year ended December 31, 2004, to all of the directors and the three highest paid executive officers of the Company (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.
      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Compensation Table

			Pension or
			Retirement
			Benefits
	Aggregate	Securities	Accrued as	Directors’
	Compensation	Underlying	Part of	Fees Paid
	from the	Options/	Company	by the
Name	Company (1,2)	SARs (3)	Expenses (2)	Company (4)

Interested Directors:
William L. Walton, Chairman and CEO	$5,292,081	400,000	$—	$—
Joan M. Sweeney, Chief Operating Officer	3,031,545	300,000	—	—
Robert E. Long, Director	76,000	5,000	—	76,000
Independent Directors:
Brooks H. Browne, Director	103,000	5,000	—	103,000
John D. Firestone, Director	79,000	5,000	—	79,000
Anthony T. Garcia, Director	95,000	5,000	—	95,000
Ann Torre Grant, Director	80,000	5,000	—	80,000
Lawrence I. Hebert, Director	82,500	5,000	—	82,500
John I. Leahy, Director	102,500	5,000	—	102,500
Alex J. Pollock, Director	41,500	5,000	—	41,500
Guy T. Steuart II, Director	76,000	5,000	—	76,000
Laura W. van Roijen, Director	79,000	5,000	—	79,000
Executive Officer:
John M. Scheurer	2,119,459	150,000	—	—

(1)	There were no perquisites paid by the Company in excess of the lesser of $50,000 or 10% of the Compensated Person’s total salary and bonus for the year.

(2)	The following table provides detail as to aggregate compensation paid for 2004 to the three highest paid executive officers of the Company, including the Chief Executive Officer:

				Other
	Salary	Bonus	IPA	Benefits

Mr. Walton	$1,457,692	$750,000	$2,949,976	$134,413
Ms. Sweeney	973,077	500,000	1,461,721	96,747
Mr. Scheurer	589,615	300,000	1,120,846	108,998

In 2004, the Company established individual performance awards. See also “Individual Performance Award.” Included for each executive officer in “Other Benefits” is, among other things, an employer contribution to the 401(k) Plan, a contribution to the Deferred Compensation Plan I, and health and dental insurance. See also “Employment Agreements”.

(3)	See “Stock Option Awards” for terms of options granted in 2004.

(4)	Consists only of directors’ fees paid by the Company for 2004. Such fees are also included in the column titled “Aggregate Compensation from the Company.”
Compensation of Non-Officer Directors
      Each non-officer director receives an annual retainer of $40,000. In addition, committee chairs receive an annual retainer of $5,000. For each committee meeting attended, Executive Committee members receive $1,000 per meeting; Audit Committee members receive $2,500 per meeting; and members of the Compensation and Corporate Governance/ Nominating Committees receive $1,500 per meeting.
      Directors may choose to defer such fees through the Company’s Deferred Compensation Plan, and may choose to invest such deferred income in shares of the Company’s common stock through a trust.

      Non-officer directors are eligible for stock option awards under the Company’s Amended Stock Option Plan pursuant to an exemptive order from the Securities and Exchange Commission. The terms of the order, which was granted in September 1999, provided for a one-time grant of 10,000 options to each non-officer director on the date that the order was issued, or on the date that any new director is elected by stockholders to the Board of Directors. Thereafter, each non-officer director will receive 5,000 options each year on the date of the Annual Meeting of Stockholders at the fair market value on the date of grant. See “Amended Stock Option Plan.”
Stock Option Awards
      The following table sets forth the details relating to option grants in 2004 to Compensated Persons under the Company’s Amended Stock Option Plan, and the potential realizable value of each grant, as prescribed to be calculated by the Commission. See “Amended Stock Option Plan.”
Options Granted During 2004

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates
	Securities	Percent of			Of Stock Appreciation
	Underlying	Total Options	Exercise		Over 10-Year Term (2)
	Options	Granted	Price Per	Expiration
Name	Granted	In 2004 (1)	Share	Date	5%	10%

Interested Directors:
William L. Walton	400,000	4.90%	$28.98	3/11/14	$7,290,146	$18,474,663
Joan M. Sweeney	300,000	3.70	28.98	3/11/14	5,467,610	13,855,997
Robert E. Long	5,000	0.06	24.44	5/12/14	76,851	194,755
Independent Directors:
Brooks H. Browne	5,000	0.06	24.44	5/12/14	76,851	194,755
John D. Firestone	5,000	0.06	24.44	5/12/14	76,851	194,755
Anthony T. Garcia	5,000	0.06	24.44	5/12/14	76,851	194,755
Ann Torre Grant	5,000	0.06	24.44	5/12/14	76,851	194,755
Lawrence I. Hebert	5,000	0.06	24.44	5/12/14	76,851	194,755
John I. Leahy	5,000	0.06	24.44	5/12/14	76,851	194,755
Alex J. Pollock	5,000	0.06	24.44	5/12/14	76,851	194,755
Guy T. Steuart II	5,000	0.06	24.44	5/12/14	76,851	194,755
Laura W. van Roijen	5,000	0.06	24.44	5/12/14	76,851	194,755
Executive Officer:
John M. Scheurer	150,000	1.80	28.98	3/11/14	2,733,805	6,927,998

(1)	In 2004, the Company granted options to purchase a total of 8,169,750 shares.

(2)	Potential realizable value is calculated on 2004 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

     The following table sets forth the details of option exercises by Compensated Persons during 2004 and the values of those unexercised options at December 31, 2004.
Option Exercises and Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options as of 12/31/04		as of 12/31/04 (2)
	Acquired	Value
Name	On Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Interested Directors:
William L. Walton	0	$0	2,336,035	504,066	$13,884,995	$881,565
Joan M. Sweeney	0	0	1,249,127	379,093	6,891,866	665,682
Robert E. Long	0	0	35,000	0	122,870	0
Independent Directors:					122,870	0
Brooks H. Browne	0	0	35,000	0	122,870	0
John D. Firestone	0	0	35,000	0	122,870	0
Anthony T. Garcia	0	0	35,000	0	122,870	0
Ann Torre Grant	0	0	15,000	0	49,200	0
Lawrence I. Hebert	0	0	35,000	0	122,870	0
John I. Leahy	0	0	35,000	0	122,870	0
Alex J. Pollock	6,800	41,838	5,000	0	7,000	0
Guy T. Steuart II	0	0	35,000	0	122,870	0
Laura W. van Roijen	0	0	35,000	0	122,870	0
Executive Officer:
John M. Scheurer	73,373	715,132	869,781	238,282	4,253,449	543,378

(1)	Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.

(2)	Value of unexercised options is calculated as the closing market price on December 31, 2004, ($25.84), net of the option exercise price, but before any tax liabilities or transaction costs. “In-the-Money Options” are options with an exercise price that is less than the market price as of December 31, 2004.
Amended Stock Option Plan
      The Company’s Amended Stock Option Plan is intended to encourage stock ownership in the Company by officers and directors, thus giving them a proprietary interest in the Company’s performance. The Amended Stock Option Plan was most recently approved by stockholders on May 12, 2004.
      The Compensation Committee’s principal objective in awarding stock options to the eligible officers and directors of the Company is to align each optionee’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such optionee’s compensation with the performance of the Company’s stock and the value delivered to stockholders.
      Stock options are granted under the Amended Stock Option Plan at a price not less than the prevailing market value at the time of the grant and will have realizable value only if the Company’s stock price increases. The Compensation Committee determines the amount and features of the stock options, if any, to be awarded to optionees. The Compensation Committee evaluates a number of criteria, including the past service of each such optionee to the Company, the present and potential contributions of such optionee to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Amended Stock Option Plan, including the recipient’s current stock holdings, years of service, position with the Company, and other factors. The Compensation Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Compensation Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration, and in the case of new hires, their potential performance.
      The Company has received approval from the Commission to grant options under the Amended Stock Option Plan to non-officer directors. Pursuant to the Commission order, initially each incumbent non-officer director received options to purchase 10,000 shares and each will receive options to purchase 5,000 shares each year thereafter on the date of the Annual Meeting of Stockholders. New non-officer directors receive options to purchase 10,000 shares upon election by stockholders to the Board of Directors, and options to purchase 5,000 shares each year thereafter, on the date of the Annual Meeting of Stockholders.
      The Amended Stock Option Plan is designed to satisfy the conditions of Section 422 of the Code so that options granted under the Amended Stock Option Plan may qualify as “incentive stock options.” To qualify as “incentive stock options,” options may not become exercisable for the first time in any year if the number of incentive options first exercisable in that year multiplied by the exercise price exceeds $100,000.
401(k) Plan
      The Company maintains a 401(k) plan (the “401(k) Plan”). All full-time employees who are at least 21 years of age have the opportunity to contribute pre-tax salary deferrals into the 401(k) Plan up to $14,000 annually for the 2005 plan year, and to direct the investment of these contributions. Plan participants who reach the age of 50 during the 2005 plan year are eligible to defer an additional $4,000 during 2005. The 401(k) Plan allows eligible participants to invest in shares of the Company’s common stock, among other investment options. In addition, during the 2005 plan year, the Company expects to contribute up to 5% of each participant’s eligible compensation for the year, up to a maximum compensation of $210,000, to each participant’s plan account on the participant’s behalf, which fully vests at the time of the contribution. The contribution with respect to compensation in excess of $210,000 is made to the Deferred Compensation Plan I. On February 25, 2005, the 401(k) Plan held less than 1% of the outstanding shares of the Company. See “Voting Securities.”
Individual Performance Award
      The Compensation Committee has established a long-term incentive compensation program whereby the Compensation Committee of the Board of Directors determines an individual performance award for certain officers annually, generally at the beginning of each year. In determining the award for any one officer, the Compensation Committee considers individual performance factors, as well as the individual’s contribution to the returns generated for stockholders, among other factors. The individual performance awards are deposited in a trust in approximately equal cash installments, on a quarterly basis, and the cash is used to purchase shares of the Company’s common stock in the market. See “Deferred Compensation Plan II.” The following table presents the individual performance awards that have been awarded by the Compensation Committee for 2005 to the Compensated Persons as well as for all other participants as a group:

2005
Individual
Name and Position	Performance Award(1)

William L. Walton, Chief Executive Officer	$1,475,000
Joan M. Sweeney, Chief Operating Officer	750,000
John M. Scheurer, Managing Director	550,000
All Executive Officers as a Group (excluding the Compensated Persons)	3,385,500
Non-Executive Officers as a Group	1,345,000

(1)	Represents individual performance awards expected to be expensed for financial reporting purposes for 2005 for these officers, assuming each participant remains employed by the Company throughout the year. These amounts are subject to change if there is a change in the composition of the pool of award recipients during the year.
Individual Performance Bonus
      As a result of recent changes in regulation imposed by the Jobs Creation Act of 2004 associated with deferred compensation arrangements, as well as an increase in the competitive market for recruiting and retaining top performers in private equity firms, the Compensation Committee recommended to the Board and the Board has approved that for 2005 a portion of the IPA should be replaced with an individual performance bonus (“IPB”). The IPB for 2005 has been determined to be approximately $7.5 million. The IPB will be distributed in cash to award recipients in equal bi-weekly installments as long as each recipient remains employed by the Company. If a recipient terminates employment during the year, any remaining cash payments under the IPB would be forfeited. The following table presents the individual performance bonuses that have been awarded for 2005 for the Compensated Persons, as well as for all other recipients as a group:

2005
Individual
Name and Position	Performance Bonus(1)

William L. Walton, Chief Executive Officer	$1,475,000
Joan M. Sweeney, Chief Operating Officer	750,000
John M. Scheurer, Managing Director	550,000
All Executive Officers as a Group (excluding the Compensated Persons)	3,385,500
Non-Executive Officers as a Group	1,345,000

(1)	Represents individual performance bonuses expected to be expensed for financial reporting purposes for 2005 for these officers, assuming each recipient remains employed by the Company throughout the year. These amounts are subject to change if there is a change in the composition of the pool of award recipients during the year.
Deferred Compensation Plan
      The Company maintains a deferred compensation plan (the “DCP I”). The DCP I is an unfunded plan, as defined by the Internal Revenue Code of 1986, as amended (the “Code”), that provides for the deferral of compensation by directors, employees, and consultants of the Company. Any director, senior officer, or consultant of the Company is eligible to participate in the Plan at such time and for such period as designated by the Board of Directors. The DCP I is administered through a trust, and the Company funds this plan through cash contributions. Directors may choose to defer director’s fees through the DCP I, and may choose to invest such deferred income in shares of the Company’s common stock through a trust. On February 25, 2005, the DCP I held 1,372 shares of the Company’s common stock. The DCP I may be amended during 2005 as needed in order to conform to the requirements of the Jobs Creation Act of 2004.
Deferred Compensation Plan II
      In conjunction with the IPA, the Company established a non-qualified deferred compensation plan (DCP II) in 2004, which is administered through a trust by an independent third-party trustee. The individual performance awards are generally deposited in the trust in equal installments, on a quarterly basis, in the form of cash. The Compensation Committee designed the DCP II to require the trustee to use the cash to purchase shares of the Company’s common stock in the market on the New York Stock Exchange. A participant only vests in the award as it is deposited into the trust. The Compensation Committee, in its sole discretion, shall designate the senior officers who will receive individual performance awards and participate in the DCP II. During any period of time in which a participant has a deferral account in the DCP II, any dividends declared and paid on shares of common stock allocated to the participant’s account shall be reinvested by the trustee as soon as practicable in shares of the Company’s common stock purchased in the open market.
      In the event of termination of employment, one-third of the participant’s deferral account will be immediately distributed, one half of the then current remaining balance will be distributed on the first anniversary of his or her employment termination date, and the remainder of the account balance will be distributed on the second anniversary of the employment termination date. In the event of a change of control, which is defined on page 22 in “Employment Agreements,” all amounts in a participant’s deferral account will be immediately distributed to the participant.
      The aggregate maximum number of shares of the Company’s common stock that the trustee is authorized to purchase in the open market for the purpose of investing the cash from individual performance awards is 3,500,000 shares, subject to appropriate adjustments in the event of a stock dividend, stock split, or similar change in capitalization affecting the Company’s common stock. On February 25, 2005, the DCP II held 506,065 shares of the Company’s common stock.
      A participant who violates certain non-solicitation covenants contained in the DCP II during the two years after the termination of his or her employment will forfeit back to the Company the remaining value of his or her deferral account.
      The DCP II is administered by the Compensation Committee of the Company’s Board of Directors. The Board of Directors reserves the right to amend, terminate, or discontinue DCP II, provided that no such action will adversely affect a participant’s rights under DCP II with respect to the amounts paid to his or her deferral account. The DCP II may be amended during 2005 as needed in order to conform to the requirements of the Jobs Creation Act of 2004.

Employment Agreements
      The Company entered into employment agreements in 2004 with William L. Walton, the Company’s Chairman and CEO, and Joan M. Sweeney, the Company’s Chief Operating Officer, each of whom is a Compensated Person. The Company also entered into an employment agreement in 2004 with Penni F. Roll, the Company’s Chief Financial Officer. Each of the agreements provides for a three-year term that extends one day at the end of every day during its length, unless either party provides written notice of termination of such extension. In that case, the agreement would terminate three years from such notification.
      Each agreement specifies each executive’s base salary compensation during the term of the agreement. The Compensation Committee has the right to increase the base salary during the term of the employment agreement. In addition, each employment agreement states that the Compensation Committee may provide, at their sole discretion, an annual cash bonus. This bonus is to be determined with reference to each executive’s performance in accordance with performance criteria to be determined by the Compensation Committee in its sole discretion. Under each agreement, each executive also is entitled to participate in the Company’s Amended Stock Option Plan, and to receive all other awards and benefits previously granted to each executive including life insurance premiums.
      The executive has the right to voluntarily terminate employment at any time with 30 days’ notice, and in such case, the employee will not receive any severance pay. Among other things, the employment agreements prohibit the solicitation of employees from the Company in the event of an executive’s departure for a period of two years.
      If employment is terminated with cause, the employee will not receive any severance pay. If employment is terminated without cause during the term of the agreement, or within 24 months after a change in control, the executive shall be entitled to severance pay for a period not to exceed 36 months. Severance pay shall include three times the average base salary for the preceding three years, plus three times the average bonus compensation for the preceding three years, plus a lump sum amount equal to $3,178,000 for Mr. Walton and $2,831,000 for Ms. Sweeney. In the event of a change in control, each executive would be entitled to a tax equalization payment calculated in accordance with Section 280G of the Internal Revenue Code on distributions to which the employee is entitled upon termination, and the Company would also provide compensation to offset any applicable excise tax penalties imposed on the executive under Section 4999 of the Internal Revenue Code. Such severance pay shall be paid in two installments: 75% of such pay shall be paid at the time of separation, and 25% shall be paid on the second anniversary of such separation. Stock options would cease to vest during the severance period.
      Under the employment agreements, a “Change in Control” means (i) the sale or other disposition of all or substantially all of the Company’s assets; or (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, as a result of a merger, consolidation or otherwise, of securities of the Company representing fifteen percent (15%) or more of the aggregate voting power of the Company’s then outstanding common stock by any person (within the meaning of Section 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan; or (iii) the individuals who were members of the Board of Directors as of the Effective Date (the “Incumbent Board”) cease to constitute at least two-thirds (2/3) of the Board; provided, however, that any director appointed by at least two-thirds (2/3) of the then Incumbent Board or nominated by at least two-thirds (2/3) of the Corporate Governance/ Nominating Committee of the Board of Directors (a majority of the members of the Corporate Governance/ Nominating Committee shall be members of the then Incumbent Board or appointees thereof), other than any director appointed or nominated in connection with, or as a result of, a threatened or actual proxy or control contest, shall be deemed to constitute a member of the Incumbent Board.
      These employment agreements may be amended during 2005 as needed in order to conform to the requirements of the Jobs Creation Act of 2004.
Retention Agreements
      In March 2005, the Company entered into a retention agreement with John M. Scheurer, Managing Director in the Company’s commercial real estate group, in connection with the Company’s consideration of strategic alternatives for its commercial real estate investment portfolio, including a sale, spin-out or recapitalization of all or part of the Company’s commercial real estate assets. This agreement expires on June 30, 2005, if a transaction has not been completed by that date.
      If the Company consummates a transaction, the agreement provides that the Company will pay Mr. Scheurer a one-time lump sum bonus of $500,000 if 1) he remains employed by the Company until the transaction is consummated; or 2) the Company terminates his employment without cause prior to the consummation of a transaction. If the Company consummates a transaction and Mr. Scheurer is hired by an acquirer and either remains employed by the acquirer for at least 90 days following the transaction or is terminated by the acquirer without cause during such period, he will receive an additional $500,000. In addition, Mr. Scheurer will receive a supplemental payment of $600,000 if a transaction is consummated and he satisfies other conditions.
      If the company consummates a transaction and an acquirer either 1) does not offer to employ Mr. Scheurer; 2) offers to employ Mr. Scheurer but at a base salary below $750,000; or 3) employs Mr. Scheurer but later terminates his employment for any reason other than for cause within the initial twelve months of employment, the agreement provides that the Company will pay Mr. Scheurer a one-time lump sum payment of $1,200,000. Should Mr. Scheurer remain with the acquirer for twelve months after the consummation of a transaction and receive compensation of less than $1,200,000 from the acquirer during the initial 12-month period, the agreement provides that the Company will pay Mr. Scheurer a one-time lump sum payment equal to the difference between the amount paid to him by the acquirer during such period and $1,200,000.
      The Company also entered into similar agreements with four other executives in the commercial real estate group, including Douglas Cooper and Jordan Paul, both of whom are Managing Directors in the commercial real estate group. These agreements expire on June 30, 2005, if a transaction has not been completed by that date.
      If the Company consummates a transaction, the agreement provides that the Company will pay the four executives, in the aggregate, one-time lump sum bonuses totaling $900,000 if 1) the individuals remain employed by the Company until the transaction is consummated; or 2) the Company terminates the individuals’ employment without cause prior to the consummation of a transaction. If the Company consummates a transaction and the individuals are hired by an acquirer and either remain employed by the acquirer for at least 90 days following the transaction or are terminated by the acquirer without cause during such period, the individuals in the aggregate would receive an additional amount totaling $900,000.
      If the Company consummates a transaction and an acquirer either 1) does not offer to employ the individuals; 2) offers to employ the individuals but at a base salary below a certain threshold; or 3) employs the individuals but later terminates the individuals’ employment for any reason other than for cause or does not agree to pay a minimum compensation amount within the initial twelve months of employment, the agreement provides that the Company will pay the individuals, in the aggregate, one-time lump sum payments totaling up to $2,750,000
Indemnification Agreements
      The Company has entered into indemnification agreements with its directors and certain senior officers of the Company. The indemnification agreements are intended to provide these directors and senior officers the maximum indemnification permitted under Maryland law and the Investment Company Act of 1940. Each indemnification agreement provides that the Company shall indemnify the director or senior officer who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.
Certain Relationships and Related Transactions
      The following table sets forth certain information, as of March 21, 2005, regarding indebtedness to the Company in excess of $60,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 2004. All of such indebtedness results from loans made by the Company to enable the exercise of stock options. The loans are required to be fully collateralized and are full recourse against the borrower and have varying terms not exceeding ten years. The interest rates charged generally reflect the applicable federal rate on the date of the loan.
      As a business development company under the Investment Company Act of 1940, the Company is entitled to provide and has provided loans to officers of the Company in connection with the exercise of options. However, as a result of provisions of the Sarbanes-Oxley Act of 2002, the Company has been prohibited from making new loans to its executive officers since July 30, 2002.

		Range of
	Highest Amount	Interest Rates			Amount
	Outstanding				Outstanding at
Name and Position with Company	During 2004	High		Low	March 21, 2005

Executive Officers who are Interested Directors(1):
William L. Walton, Chief Executive Officer	$2,416,230	6.24%	–	4.45%	$0
Joan M. Sweeney, Chief Operating Officer	2,231,157	6.63%	–	4.45%	399,962

Executive Officers:
Kelly A. Anderson, Executive Vice President and Treasurer	1,432,225	6.34%	–	3.91%	496,225
Scott S. Binder, Chief Valuation Officer	297,923	4.93%	–	4.93%	0
Douglas L. Cooper, Managing Director	282,845	4.98%	–	4.45%	276,845
Michael J. Grisius, Managing Director	242,788	4.68%	–	3.91%	230,727
Penni F. Roll, Chief Financial Officer	1,273,924	6.24%	–	4.45%	1,174,832
John M. Scheurer, Managing Director	2,058,996	6.63%	–	4.73%	167,453
John D. Shulman, Managing Director	99,991	2.85%	–	2.85%	99,991
Suzanne V. Sparrow, Chief Compliance Officer and Secretary	713,809	6.18%	–	4.45%	626,309
Thomas H. Westbrook, Managing Director	370,134	4.98%	–	4.98%	370,134

(1)	Interested directors are “interested persons” as defined by the Investment Company Act of 1940.
Section 16(a) Beneficial Ownership Reporting Compliance
      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4, and 5 filed by such persons, the Company believes that during 2004 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.
PROPOSAL 2.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit Committee and the disinterested members of the Board of Directors have appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. If the stockholders ratify the selection of KPMG LLP as the Company’s accountants, KPMG LLP also will be the independent registered public accounting firm for the consolidated subsidiaries of the Company.
      KPMG LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries.

      The Company expects that a representative of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF KPMG LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.
Fees Paid to KPMG LLP for 2004 and 2003
      The following are aggregate fees billed to the Company by KPMG LLP during 2004 and 2003.

	Fiscal Year Ended
	December 31

	2004	2003

Audit Fees	$1,447,000	$764,495
Audit-Related Fees	432,000	73,014
Tax Fees	58,500	77,075
All Other Fees	—	—

TOTAL FEES:	$1,937,500	$914,584

      Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings. These services for 2004 also include the audits of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.
      Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and fees related to requests for documentation and information from regulatory and other government agencies.
      Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.
      All Other Fees. All other fees would include fees for products and services other than the services reported above.
Report of the Audit Committee
      As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm all of the Company’s financial statements filed with the Commission for each quarter during 2004 and as of and for the year ended December 31, 2004. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The Audit Committee of the Board has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by KPMG LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.
      Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.
      The Audit Committee received and reviewed the written disclosures from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the firm its independence. The Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence. The Audit Committee also reviewed the requirements and the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002 including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal controls over financial reporting.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2004, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Commission. The Audit Committee also recommended the selection of KPMG LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2005.

Audit Committee
Brooks H. Browne, Chairman
Anthony T. Garcia, Member
Ann Torre Grant, Member
Laura W. van Roijen, Member

OTHER BUSINESS
      The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s Proxy Statement or presentation at the Meeting unless certain securities law requirements are met.
2006 ANNUAL MEETING OF STOCKHOLDERS
      Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2006 annual meeting of stockholders must be received by the Company on or before December 7, 2005. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Allied Capital Corporation, 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Corporate Secretary.
      Stockholder proposals or director nominations to be presented at the 2006 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. For the Company’s 2006 annual meeting of stockholders, the Company must receive such proposals and nominations no later than January 6, 2006. If the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2006 annual meeting of stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

ALLIED CAPITAL CORPORATION 1919 PENNSYLVANIA AVE. NW WASHINGTON, DC 20006	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call
and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-
paid envelope we have provided or return it to Allied Capital
Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑

ALCAP1             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIED CAPITAL CORPORATION

     Election of Directors

1.	This election of the following five persons
(except as marked to the contrary) as Class
	I Directors who will serve as directors of	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	Allied Capital Corporation until 2008, or until their successors are elected and qualified.	All	All	Except	and write the nominee’s number on the line below.

	NOMINEES: CLASS I DIRECTORS	☐	☐	☐	_____________________________________________
01) John D. Firestone
02) Anthony T. Garcia
03) Lawrence I. Hebert
04) Marc F. Racicot
05) Laura W. van Roijen

Vote On Proposal		For	Against	Abstain

2.	The ratification of the selection of KPMG LLP as independent registered public accounting firm for Allied Capital Corporation for the year ending December 31, 2005.	☐	☐	☐

3.	To transact such other business as may properly come before the Meeting.

IMPORTANT: Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

	Yes	No

Please indicate if you plan to attend this meeting in person.	☐	☐

_____________________________________________		__________________________________________
Signature [PLEASE SIGN WITHIN BOX] Date	P10330	Signature (Joint Owners) Date

ALLIED CAPITAL CORPORATION
Annual Meeting of Stockholders

Admission Ticket

May 17, 2005

10:00 a.m.

The Four Seasons Hotel

2800 Pennslyvania Avenue, NW

Washington, DC

If you plan to attend the Annual Meeting of Stockholders on May 17th, please detach this card and bring it with you for presentation at the Meeting. Please be sure to bring this ticket with you, as you will need it to gain access to the Meeting.

The doors will open at 9:15 a.m.; a continental breakfast buffet will be served.

ALLIED CAPITAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints WILLIAM L. WALTON, PENNI F. ROLL and SUZANNE V. SPARROW, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC on May 17, 2005 at 10:00 A.M. [Eastern] and at all adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND FOR THE PROPOSAL LISTED. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

PLEASE MARK, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS PROXY OF A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT.

(CONTINUED ON REVERSE SIDE)